SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
---------------	---------------	-------------
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3330 Cumberland Blvd
Suite 700
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2013, Numerex Corp (the “Company”) held its 2013 annual meeting of shareholders in Atlanta, Georgia (the “Annual Meeting”).  The following is a brief description of the matters voted on at the Annual Meeting, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 15, 2013, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes with respect to each matter.

1.   The following nominees were each elected to serve on the Company’s board of directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes
Brian Beazer	9,126,867	574,191	6,937,354
George Benson	9,011,767	689,291	6,937,354
E. J. Constantine	9,611,766	89,292	6,937,354
Tony G. Holcombe	9,635,395	65,663	6,937,354
Sherrie G. McAvoy	9,635,556	65,502	6,937,354
Stratton J. Nicolaides	9,609,689	91,369	6,937,354
Jerry A. Rose	9,635,395	65,663	6,937,354
Andrew J. Ryan	9,222,388	478,670	6,937,354

2.   The proposal to ratify the selection and appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year was approved and received the following votes:

No. of Votes
For	16,499,890
Against	129,054
Abstain	9,468

No other matters were submitted for shareholder action at the Annual Meeting.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            NUMEREX CORP.

    Date: July 3, 2013                                                                 /s/ Richard A. Flynt
                                                                                            Richard A. Flynt
                                                                                     Chief Financial Officer